UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2007
CKX, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-17436 (Commission File Number)	27-0118168 (I.R.S. Employer Identification No.)

	650 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if
Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
CKX, Inc. (the “Company”) announced on November 8, 2007 that the Special Committee of its Board of Directors has confirmed that 19X, Inc. (“19X”), a Delaware corporation owned and controlled by Robert F.X. Sillerman, Chairman and Chief Executive Officer of the Company, and Simon R. Fuller, a director of the Company and the Chief Executive Officer of 19 Entertainment Limited, a wholly-owned subsidiary of the Company, has delivered fully executed financing letters in satisfaction of 19X’s contractual obligation to do so under the Agreement and Plan of Merger, dated June 1, 2007, as amended, between the Company, 19X and 19X Acquisition Corp., a Delaware corporation and subsidiary of 19X. The financing letters delivered by 19X include a combination of commitments from, and detailed arrangements and engagements with, three prominent Wall Street firms, as well as expressions of intentions from management and other significant investors in CKX.
Important Additional Information Regarding the Merger will be Filed with the SEC:
In connection with the Merger, CKX will file with the SEC a proxy statement and a Rule 13e-3 transaction statement on Schedule 13e-3. BEFORE MAKING A VOTING DECISION ABOUT THE PROPOSED TRANSACTION INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT, THE SCHEDULE 13e-3 AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement, the Schedule 13e-3 and other documents filed by CKX, Inc. (when available) at the SEC’s website at http://www.sec.gov. The proxy statement, the Schedule 13e-3 and such other documents may also be obtained for free by directing such request to CKX, Inc. Investor Relations, 650 Madison Avenue, New York, New York 10022 or on CKX’s website at http://www.ckx.com .
CKX and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Merger. Information regarding the interests of CKX’s participants in the solicitation will be included in the proxy statement relating to the Merger when it becomes available.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated November 8, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.
By:	/s/ Jason K. Horowitz
Name:	Jason K. Horowitz
Title:	Senior Vice President

DATE: November 9, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated November 8, 2007.